                                                                EXHIBIT 10.2




                                AGREEMENT OF SALE
                                -----------------

                                     between


                   ROBERT M. DAVIDSON AND JANICE G. DAVIDSON,

                                     Seller,

                                       and


                         CUC REAL ESTATE HOLDINGS, INC.

                                     Purchaser

                                    Premises
                                    --------
                              19840 Pioneer Avenue
                               Torrance, CA 90503



                           Dated as of July 23, 1996


                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000







































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                                TABLE OF CONTENTS
                                -----------------

     Section                                                           Page
     -------                                                           ----

          1.   Sale-Purchase . . . . . . . . . . . . . . . . . . . . .    1
          2.   Purchase Price  . . . . . . . . . . . . . . . . . . . .    2
          3.   Manner of Payment . . . . . . . . . . . . . . . . . . .    2
          4.   Permitted Exceptions  . . . . . . . . . . . . . . . . .    2
          5.   Closing Date  . . . . . . . . . . . . . . . . . . . . .    2
          6.   Violations  . . . . . . . . . . . . . . . . . . . . . .    3
          7.   Apportionments  . . . . . . . . . . . . . . . . . . . .    3
          8.   Title Insurance . . . . . . . . . . . . . . . . . . . .    4
          9.   Closing Documents . . . . . . . . . . . . . . . . . . .    5
          10.  Representations and Warranties  . . . . . . . . . . . .    7
          11.  Seller's Covenants  . . . . . . . . . . . . . . . . . .   12
          12.  Mechanic's Liens  . . . . . . . . . . . . . . . . . . .   13
          13.  Broker  . . . . . . . . . . . . . . . . . . . . . . . .   14
          14.  Condemnation and Destruction  . . . . . . . . . . . . .   14
          15.  Environmental Inspection  . . . . . . . . . . . . . . .   15
          16.  Default . . . . . . . . . . . . . . . . . . . . . . . .   15
          17.  Indemnification . . . . . . . . . . . . . . . . . . . .   16
          18.  Non Liability . . . . . . . . . . . . . . . . . . . . .   16
          19.  Notices . . . . . . . . . . . . . . . . . . . . . . . .   16
          20.  Entire Agreement  . . . . . . . . . . . . . . . . . . .   17
          21.  Amendments  . . . . . . . . . . . . . . . . . . . . . .   17
          22.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . .   18
          23.  Successors and Assigns  . . . . . . . . . . . . . . . .   18
          24.  Paragraph Headings  . . . . . . . . . . . . . . . . . .   18
          27.  Governing Law . . . . . . . . . . . . . . . . . . . . .   18
          28.  Restrictions on Assignment  . . . . . . . . . . . . . .   18
          29.  Time of the Essence . . . . . . . . . . . . . . . . . .   18
          30.  Counterparts  . . . . . . . . . . . . . . . . . . . . .   18
          31.  Separability  . . . . . . . . . . . . . . . . . . . . .   18
          32.  Termination . . . . . . . . . . . . . . . . . . . . . .   19


     Exhibits
     --------
          A.   Legal Description
          B.   Deed
          C.   Bill of Sale
          D.   Assignment and Assumption of Lease
          E.   Lease
          F.   List of Contracts




























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



               THIS AGREEMENT OF SALE (the "Agreement"), made as of the 23rd
                                            ---------
     day of July, 1996, between ROBERT M. DAVIDSON AND JANICE G. DAVIDSON (collectively, "Seller"), individuals having an address c/o Davidson &
                     ------
     Associates, Inc., 19840 Pioneer Avenue, Torrance, CA 90503 and CUC
     REAL ESTATE HOLDINGS, INC. ("Purchaser"), a Delaware corporation,
                                  ---------
     having an office at 707 Summer Street, Stamford, Connecticut 06901.


                              W I T N E S S E T H :
                              -------------------

               1.   Sale-Purchase.  In consideration of the mutual
                    -------------
     covenants and agreements hereinafter set forth, and subject to the consummation of the Merger (as hereinafter defined) Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller's right, title and interest in and to that certain plot, piece or parcel of land located in the City of Torrance, County of Los Angeles, State of California, more particularly described in Exhibit "A" annexed hereto and made a part hereof (the
                  -----------
     "Land"), together with:  (a) all easements, rights of way, privileges,
      ----
     appurtenances and other rights pertaining thereto; (b) all buildings and improvements and fixtures now or hereafter erected thereon (collectively, the "Building"), and all fixtures, machinery, equipment
                         --------
     and other articles of personal property now or hereafter attached or appurtenant thereto, or used in connection therewith which are owned by Seller, if any; (c) leases in which Seller is the lessee, if any, of equipment used in the operation or maintenance of the Premises, if and to the extent same are transferrable, and, if the consent of the lessor thereunder is required, if such consent is obtained by Purchaser prior to the Closing Date; and (d) all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Premises, to the center line thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Premises by reason of change of grade of any street (the Land, the Building and other rights, improvements and property heretofore mentioned being hereinafter collectively referred to as the "Premises"). Seller shall execute and deliver to Purchaser, on the
      --------
     delivery of the Deed (hereinafter defined) and the consummation of the transactions contemplated hereby (the "Closing"), all proper instru
                                            -------
     ments for the conveyance of such title and the assignment and collection of any such award.

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               2.   Purchase Price.  The purchase price for the Premises
                    --------------
     (the "Purchase Price") shall be Five Million Five Hundred Forty-Five
           --------------
     Thousand and 00/100 Dollars ($5,545,000.00)

               3.   Manner of Payment.  The Purchase Price, as the same may
                    -----------------
     be affected by apportionments, shall be paid at Closing (hereinafter defined) as provided in this Section.

                    A. At the Closing and upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver to Seller a certificate or certificates representing the number of shares of Purchaser's common stock equal to (x) the Purchase Price hereunder, divided by (y) Thirty-Seven and 50/100 Dollars ($37.50) (the closing price for Purchaser's common stock on February 16, 1996), registered in the name of Seller (the "Shares"), and cash in lieu of fractional
                                 ------
     shares. All shares of Purchaser's common stock delivered to Seller under this Agreement shall be free and clear of all liens and encum-brances, fully paid and non-assessable.

                    B. Purchaser agrees that the Shares shall be deemed Registrable Securities under the Registration Rights Agreement (as such term is defined in the Merger Agreement referred to in Section 5 hereof).

                    C. The parties acknowledge and agree that no portion of the Purchase Price has been allocated to any personal property to be conveyed hereunder.

               4.   Permitted Exceptions.  The Premises shall be sold, and
                    --------------------
     fee simple title thereto shall be conveyed, free and clear of any and all liens or encumbrances, other than (i) the exceptions to title shown on the Title Report (hereinafter defined) and (ii) non-delinquent real property taxes ("Permitted Exceptions"). The issuance
                                      --------------------
     by the title company of the Title Policy (as hereinafter defined) shall be conclusive evidence of Seller's compliance herewith.

               5.   Closing Date.  The closing of the sale of the Premises
                    ------------
     hereunder (the "Closing") shall be held simultaneously with and at the
                     -------
     same location as the closing of the merger (the "Merger") under that
                                                      ------
     certain Agreement


























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     and Plan of Merger (the "Merger Agreement"), dated as of February 19,
                              ----------------
     1996, among Davidson & Associates, Inc., CUC International Inc. and Stealth Acquisition II Corp.

               6.   Violations.  The work required to eliminate any
                    ----------
     violations of law or municipal ordinances, orders or requirements which have been noted in, or issued by, the departments of building, fire, labor, health or other Federal, State, County or Municipal departments having jurisdiction against or affecting the Premises on or prior to the Closing Date shall be performed by Seller, at Seller's sole cost and expense, by the Closing Date. Purchaser and Purchaser's representatives shall have the right to enter upon and inspect the Premises for any such violations from time to time on or before the Closing Date. Notwithstanding the foregoing, Seller shall not be required to perform work with respect to a given violation in the event that either (i) Purchaser has received notice of such violation from Seller prior to March 29, 1996 or (ii) Purchaser had actual knowledge of such violation prior to March 29, 1996.

               7.   Apportionments.
                    --------------
                    A. Purchaser and Seller agree to make apportionments as of 11:59 p.m. of the day next preceding the Closing Date of non-delinquent real property taxes, water rates and charges, sewer taxes, assessments, rental income and expenses and other items which may customarily be apportioned at real estate closings.

                    B. Seller has made and agrees to continue to make available for Purchaser's examination at any time after the date hereof, all records, statements and accounts bearing on or relating to
     (a) rents and revenues and the collection thereof, and (b) the operation of the Premises and expenditures made in connection therewith. On the Closing Date, Seller shall furnish Purchaser with a comprehensive and complete statement of prepaid rents and other revenues and uncollected rents and other revenues certified as true and complete, and shall pay over to Purchaser any rents and other revenues collected by Seller which pertain to any period of time commencing with the Closing Date.

                    C. If any refund of real property taxes, water rates and charges or sewer taxes and rents is made after the Closing Date for a period prior to the Closing Date, the same shall be applied first to the costs incurred in obtaining same and the balance, if any, shall be paid to the Seller (for the period prior to the Closing Date) and the Purchaser (for the period commencing with the Closing Date).




























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                    D.   To the extent that rents are received by Purchaser
     or Seller after the Closing Date, the amount thereof shall be applied in the following order of priority: (i) first, to the month in which the Closing occurred; (ii) second, to any month or months following the month in which the Closing occurred; and (iii) third, to any month or months prior to the month in which the Closing occurred. If rents or any portion thereof received by Purchaser or Seller after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof shall be paid promptly to the other party, which obligations shall survive the Closing.

               8.   Title Insurance.
                    ---------------
                    A. Seller has furnished to Purchaser a current preliminary title insurance report and commitment (the "Title
                                                             -----
     Report"). Seller shall forthwith undertake, with due diligence, to
     ------
     eliminate those exceptions appearing in the Title Report which Purchaser is not required to accept under the terms of this Agreement (i.e., exceptions other than Permitted Exceptions). If the Title Report discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller on request, shall deliver to Purchaser affidavits showing that such judgments, bankruptcies or other returns are not against Seller. Seller also shall deliver any affidavits and documentary evidence required by the Title Company to eliminate exceptions appearing in the Title Report which Seller contests.

                    B. At the Closing, Seller shall deliver to Purchaser a CLTA title insurance policy (the "Title Policy") showing fee simple
                                         ------------
     title vested in Purchaser subject only to Permitted Encumbrances.








































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                    C.   The premium for the Title Policy to be issued by
     the Title Company to Purchaser shall be paid at the Closing by Seller. Seller shall pay any additional premium or charge required by the Title Company to remove (a) exceptions relating to mechanic's liens, and (b) any other exceptions that Seller elects to remove by making such payment. Seller shall also pay any and all recording and filing fees and transaction taxes incurred in connection with the transfer of the Premises for Purchaser, including, without limitation, all transfer, transfer gains, stamp and sales taxes.

                    D.   The Seller shall eliminate any liens or
     encumbrances affecting the Premises which may be removed or satisfied by the payment of a liquidated sum of money, and Seller shall not be deemed unable to convey title in accordance with the terms of this Agreement if it shall fail or refuse to eliminate any such liens or encumbrances. Notwithstanding the foregoing, Seller, in lieu of satisfying such liens or encumbrances, may deposit with the Title Company such amount of money as may be determined by the Title Company as being sufficient to induce it to insure the Purchaser against collection of such liens and/or encumbrances, including interest and penalties, out of or against the Premises, in which event such liens and encumbrances shall not be objections to title. Notwithstanding the foregoing, Seller shall not be required to eliminate a given lien or encumbrance of which Purchaser had actual knowledge prior to March 29, 1996.

               9.   Closing Documents.
                    -----------------
                    A. At the Closing, Seller, at its sole cost and expense, shall deliver to Purchaser the following:

                         (i) a grant deed in the form annexed hereto as Exhibit "B" (the "Deed"), so as to convey to Purchaser good,
     -----------       ----
     marketable and insurable fee simple absolute title to the Premises, free and clear of all liens and encumbrances other than Permitted Exceptions, which Deed shall be in recordable form, duly executed and acknowledged, and shall have affixed thereto, at Seller's sole cost and expense, any requisite surtax, documentary tax stamps, and/or transfer tax in the proper amount. Seller shall defend, indemnify and hold Purchaser harmless from and against any damage, loss, cost and expense, including attorney's fees and disbursements, arising out of or resulting from Seller's failure to pay for any transfer taxes which are or may become due and payable as a result of the sale of the Premises. The provisions of this Section 10A(i) shall survive the Closing;





























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                        (ii)  a bill of sale in the form annexed hereto as
     Exhibit "C" (the "Bill of Sale") conveying, transferring and selling
     -----------       ------------
     to Purchaser all right, title and interest of Seller in and to all of the personal property of Seller being sold to Purchaser, if any, which Bill of Sale shall contain a warranty that such property is free and clear of all liens, encumbrances and security interests (other than the Permitted Exceptions) and adverse claims. Seller shall prepare, execute and file any required sales tax return and pay any sales tax due thereon. Seller shall defend, indemnify and hold Purchaser harmless from and against any damage, loss, cost and expense, including attorney's fees and disbursements, arising out of or resulting from Seller's failure to pay for any sales tax which is or may become due and payable as a result of the sale of such personal property. The provisions of this Section 10A(ii) shall survive the Closing;

                       (iii) all required permanent certificates of occupancy for the Building and improvements comprising a part of the Premises to the extent in the possession of Seller at Closing;

                        (iv)  all original (a) licenses and permits
     pertaining to the Premises and which may be required for the use or occupancy thereof, (b) records and other documents pertaining to the ownership, operation and maintenance of the Premises as may be in Seller's possession, and (c) insurance policies affecting the Premises and which are to be transferred to Purchaser at Purchaser's request and (d) service and other contracts relating to the Premises, all to the extent in the possession of Seller at Closing, together with an assignment (the "General Assignment") of such items thereof as shall
                      ------------------
     be assignable;

                         (v) all assignable guaranties and warranties which Seller has received in connection with any work or services performed, or to be performed with respect to, or equipment installed in the Premises, all to the extent in the possession of Seller at Closing, and Seller shall cooperate with Purchaser in enforcing any such guaranties and warranties not assignable, which obligation shall survive the Closing;

                        (vi) an assignment of any leases in the form of the Assignment and Assumption of Lease annexed hereto as Exhibit "D";
                                                              -----------
                       (vii) Seller's executed counterparts of any lease and any amendments, and other letters or other documents relating thereto, together with schedules of security deposits paid by the tenant thereunder, applications thereof heretofore made by the Seller, current deposit balances and the Seller's separate certified check, payable to the order of the Purchaser (or as otherwise directed by the Purchaser), in the amount of the security deposit held under the lease, it being agreed that the Seller shall not apply, release or return any such security deposit prior to the Closing Date. The Purchaser shall execute a receipt for the security deposit paid over to it at the Closing, and shall execute an agreement whereby the Purchaser holds the Seller free and harmless from any liability for any application thereof made after the Closing Date;

                      (viii) the original Title Policy showing only such exceptions as are Permitted Exceptions;

                        (ix) an executed Affidavit of Non-Foreign Status, in form acceptable to Purchaser, certifying that Seller is not a "foreign person" pursuant to Section 1445 of the Internal Revenue Code of 1986 and the Temporary and Proposed Treasury Regulations promulgated thereunder;

                         (x) any keys in Seller's possession to entrance doors to, and equipment and utility rooms located in, the Premises, which keys shall be properly tagged for identification; and

                        (xi) such other documents as may be reasonably required to effectuate the transaction contemplated by this Agreement.

               10.  Representations and Warranties.
                    ------------------------------
                    A.   Seller represents, warrants and agrees that:

                         (i) Seller owns legal and beneficial title to the Premises;

                        (ii)  the lease set forth in Exhibit "E" (the
                                                     -----------
     "Lease") is true, correct and complete and has not been modified or
      -----
     amended and is valid and enforceable in accordance with its terms, is in full force and effect, and neither the landlord nor, to the knowledge of Seller, the tenant thereunder (the "Tenant") is in
                                                      ------
     default of any of its obligations under the Lease; the Tenant is in possession of the premises leased by it; the rents under the Lease are actually being paid; the Tenant has not paid any rent for more than one (1) month in advance; other than as specifically provided in the lease, the Tenant does not claim and is not entitled to "free" rent, rent concessions, rebates, rent abatements, set-offs or offsets against rent or other charges; all work required to be performed by the landlord under the Lease, if any, has been completed and fully paid for; Seller has assigned none of its rights under the Lease; no representation or covenant has been made by Seller to the Tenant except as incorporated in the Lease; all representations made by the landlord in the Lease or any documents relating thereto are true and correct; any consents or notices required to be obtained or given under the terms of the Lease in connection with this transaction have been obtained or given, as the case may be; and that neither the Lease nor any security deposit made thereunder are then subject to any liens, security interests or adverse claims;

                       (iii) the copies of the real property tax bills for the Premises for the current tax year which have been furnished by Seller to Purchaser are true and correct copies of all of the tax bills for the Premises;

                        (iv) to Seller's knowledge, the Premises comply with all building, fire, zoning and other ordinances and regulations applicable thereto;

                         (v) to Seller's knowledge, the Premises and the present condition thereof do not violate any applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable to the Premises, as modified by any duly issued variances;

                        (vi) no notes or notices of violation of law or municipal ordinances or of Federal, State, County or municipal or other governmental agency regulations, orders or requirements relating to the Premises have been entered or received by Seller, and Seller has no reason to believe that any such note or notice may or will be entered;

                       (vii) to Seller's knowledge, all water, sewer, gas, electricity, telephone and other utilities serving the Premises are supplied directly to the Premises by facilities of public utilities and the cost of installation of such utilities has been fully paid for;

                      (viii) there is no action or proceeding (zoning or otherwise) or governmental investigation pending, or, to the knowledge of Seller, threatened against or relating to Seller, the Premises or the transaction contemplated by this Agreement, nor, to the knowledge of Seller, is there any basis for such action, and Seller shall indemnify Purchaser against, and shall hold Purchaser harmless from, any and all damages, costs, expenses and liability, including, without limitation, attorney's fees and disbursements, incurred or sustained by Purchaser because of said litigation or the prosecution or defense thereof or any appeals or ancillary proceedings with respect thereto;

                        (ix) Seller has no knowledge of any federal, state, county or municipal plans to change the highway or road system in the vicinity of the Premises or to restrict or change access from any such highway or road to the Premises or of any pending or threatened condemnation of the Premises or any part thereof or of any plans for improvements which might result in a special assessment against the Premises;

                         (x) to Seller's knowledge, all roads bounding the Premises are public roads and the Deed is the only instrument necessary to convey to Purchaser full access to and the right to such roads freely as well as all rights appurtenant to the Premises in such roads;

                        (xi)  all fixtures, machinery and equipment
     included in this sale are owned free and clear of any liens and encumbrances, except for the Permitted Exceptions;

                       (xii) to Seller's knowledge, the foundation, structure and roof of the Building are sound;

                      (xiii) Seller has not retained anyone to file notices of protest against, or to commence actions to review, real property tax assessments against the Premises, and is not aware that any such action has been taken by or on behalf of the Tenant;

                       (xiv) (a) to Seller's knowledge, the Premises are free of contamination from any substance or material presently identified to be toxic or hazardous (collectively, "Hazardous
                                                         ---------
     Material") according to any applicable federal, state or local
     --------
     statute, rule or regulation (collectively, the "Law"), including,
                                                     ---
     without limitation, any asbestos, pcb, radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other material or substance which has in the past or could presently or at any time in the future cause or constitute a health, safety or other environmental hazard to any person or property; (b) to Seller's knowledge, no discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste, or hazardous substance has occurred at, upon, under or within the Premises or any contiguous real estate; (c) neither the Seller nor, to Seller's knowledge, any other party has been, is or will be involved in operations at or near the Premises which could lead to the imposition on the Seller or any other owner of the Premises of liability or the creation of a lien on the Premises under the Law or under any similar applicable laws or regulations; and (d) to Seller's knowledge, neither the Premises, nor any portion thereof, now contain, nor in the past have contained, any underground or aboveground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products. Seller shall defend, indemnify and hold Purchaser harmless from and against any claims against Purchaser and any loss, cost, damage and expense, including, without limitation, attorney's fees and disbursements, suffered by Purchaser, arising out of or in any way related to a breach of the aforesaid representation and warranty and the provisions of this Section 11(xiv) shall survive the Closing;

                        (xv) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986 and the Temporary and Proposed Treasury Regulations promulgated thereunder;

                       (xvi)  other than as set forth on Exhibit "F"
                                                         -----------
     annexed hereto and made a part hereof, there are no service, maintenance, employment or any other contracts or agreements to which Seller is a signatory and which affect the Premises;

                      (xvii) other than the Lease, there are no leases executed with the respect to the Premises and no person or entity other than the Tenant has any right of possession to all or any portion of the Premises;

                     (xviii) no person or entity has any option to purchase to the Premises and no person has a right of first refusal to purchase the Premises;

                       (xix) Seller has furnished to Purchaser an accurate schedule of all insurance policies now affecting the Premises and the only insurance policies carried on the Premises are those set forth on said Schedule; and

                        (xx)  Seller hereby represents, warrants and
     covenants that it has not taken and will not take or agree to take any action with respect to the Premises or the sale thereof to Purchaser which would prevent the Merger (as defined in the

     Merger Agreement) from qualifying, or being accounted for, as a pooling of interests.

                    B.   Seller acknowledges that each of the
     representations, warranties and agreements made by it in this Section 11 and elsewhere in this Agreement is material to Purchaser hereunder.

                    C. All of the representations, warranties and agreements set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement and shall be deemed to be repeated at and as of the Closing Date.

                    D. Notwithstanding anything to the contrary herein contained, if Purchaser determines that any of Seller's representations or warranties are untrue or Seller has not complied with any of its obligations under this Agreement, then Purchaser shall have no recourse against Seller for any such breach or failure to perform or under any indemnification provision provided in this Agreement unless and until Seller's liabilities, damages, costs and expenses exceed $100,000.00, and then only for such excess, and Seller's liability in respect of such indemnities (i) shall not exceed 10% of the Purchase Price, and (ii) shall be satisfied solely by delivery to Purchaser of shares of Purchaser's common stock valued at the date preceding delivery of such shares to Purchaser.

               11.  Seller's Covenants.  Seller covenants that, between the
                    ------------------
     date hereof and the Closing Date:

                    A. Seller shall perform all of Seller's obligations as landlord under the Lease, will not modify, cancel, extend or otherwise change in any manner any of the terms, covenants or conditions of the Lease, any guaranty, the insurance policies carried on the Premises, or any of the other agreements affecting the Premises or enter into any new leases of space in the Premises or any other occupancy agreements affecting the Premises, without the prior written consent of Purchaser;

                    B. Seller shall not enter into any employment contract, service contract or any other agreement in respect of the Premises without the prior written consent of Purchaser;

                    C. Seller shall not permit any mechanic's or other lien, charge or order for the payment of money to be filed against the Premises;

                    D. Seller shall cause the conditions of Purchaser's obligation to close title to be met subject, however, to the provisions of Section 8A hereof; and

                    E. Seller shall execute such documentation and take such action in connection with the transaction contemplated hereby as Purchaser shall reasonably request in order that the Merger shall qualify, and be accounted for, as a pooling of interests.

                    F. Other than the use and storage of Hazardous Materials incidental to Seller's business and provided such use or storage, as the case may be, is in compliance with Law, from the date hereof until the Closing hereunder, the Premises shall remain free from Hazardous Material in any form. If Hazardous Material shall be discovered at any time prior to the Closing hereunder, the work required to eliminate any such Hazardous Material affecting the Premises shall be performed by Seller, at Seller's sole cost and expense, by the Closing Date. Seller shall use its best efforts and due diligence to have all such Hazardous Material removed before the Closing Date. In the event that any of such work is not completed, or all Hazardous Material has not been removed from the Premises, prior to the Closing, Seller shall deposit with Purchaser's attorneys in escrow, at the Closing, an amount sufficient to cover the cost of said removal, as estimated in good faith by Purchaser, and Seller shall remove such Hazardous Material, as promptly as possible after the Closing at Seller's sole cost and expense, notwithstanding the amount of any such estimate. If the work required to remove such Hazardous Material has not been completed within sixty (60) days after the Closing, Purchaser shall be entitled to take the necessary action to remove such Hazardous Material and shall be entitled to reimbursement for sums expended in that regard from sums held in escrow by Purchaser's attorneys. In the event the amount of funds remaining in the escrow shall be insufficient to complete the work necessary to remove such Hazardous Material from the Premises, Seller shall promptly upon demand deposit in escrow the amount reasonably estimated by Purchaser to be sufficient to complete such work. After all Hazardous Material in the Premises has been removed, any sums remaining in such escrow shall be promptly returned to Seller. Promptly upon request made by Purchaser, Seller shall furnish Purchaser with any required authorization to make searches for such Hazardous Material. The provisions of this Section 12F shall survive the Closing.

               12.  Mechanic's Liens.  If, subsequent to the Closing Date,
                    ----------------
     any mechanic's or other lien, charge or order for the payment of money shall be filed against the Premises or against Purchaser or Purchaser's assigns, based upon any act or omission, or alleged act or omission before or after the Closing Date, of Seller, its agents, servants or employees, or any contractor, subcontractor or materialman connected with the construction and completion by Seller of improvements at the Premises, or repairs made to the Premises by or on behalf of Seller (whether or not such lien, charge or order shall be valid or enforceable as such), within ten (10) days after notice to Seller of the filing thereof, Seller shall take such action, by bonding, deposit, payment or otherwise, as will remove or satisfy such lien of record against the Premises. The provisions of this Section 13 shall survive the Closing.

               13.  Broker.  Seller and Purchaser each represent to the
                    ------
     other that they have dealt with no real estate brokers or other persons acting as such in connection with this transaction. Seller and Purchaser each agree to indemnify, hold harmless and defend the other party from or against any claim for brokerage commissions asserted as a result of such party's acts or omissions. The provisions of this Section 14 shall survive the Closing.

               14.  Condemnation and Destruction.
                    ----------------------------
                    A. If, prior to the Closing Date, all or any significant portion of the Premises is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall notify Purchaser of such fact and Purchaser shall have the option to (A) terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller's notice, or (B) take title to the Premises or such portion thereof as shall not have been taken, in which event Seller shall assign and turn over, and Purchaser shall be entitled to receive and keep, all awards for the taking by eminent domain. For purposes hereof, a "significant portion" includes any portion of the Building comprising a part of the Premises, the parking areas or driveways thereon, any means of ingress thereto or egress therefrom or any other portion of the Premises on which improvements have not yet been constructed. Notwithstanding the foregoing, Purchaser shall have no right to terminate this Agreement pursuant to this Section 15A unless the Tenant has the similar right to terminate the Lease pursuant to the terms thereof.

                    B. If a material part of the Building comprising a part of the Premises, the parking areas or driveways, any means of ingress thereto or egress therefrom or the personal property subject to this Agreement is destroyed by fire or other casualty ("material" herein deemed to be any destruction greater than "immaterial" as defined below), or if the Tenant shall have exercised any right to terminate the Lease pursuant to the terms thereof, Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than thirty (30) days after receipt of Seller's notice. In the event there is damage to or destruction of an immaterial part of said Building, parking areas, driveways, means of ingress or egress or personal property by fire or other casualty, or if the Tenant shall have failed, or shall be deemed to have failed, to exercise any right to terminate the Lease pursuant to the terms thereof, the damage shall be repaired by Seller and the Closing Date shall be adjourned at Seller's request for one or more specified periods, not exceeding sixty (60) days in the aggregate, in order to permit Seller to make such repairs, it being agreed that if such repairs are not completed within said sixty (60) day period, Purchaser may elect (i) to postpone the Closing Date for one or more further periods until such repairs are completed, or (ii) to close title notwithstanding that such repairs have not been completed, in which event Seller's obligation to make such repairs shall survive the Closing hereunder. An "immaterial" part of the buildings, parking areas, driveways, means of ingress or egress or personal property shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall be Two Hundred Fifty Thousand Dollars ($250,000) or less. Notwithstanding the foregoing, Purchaser shall have no right to terminate this Agreement pursuant to this Section 15B unless the Tenant has the similar right to terminate the Lease pursuant to the terms thereof.

               15.  Environmental Inspection.  Purchaser or Purchaser's
                    ------------------------
     representative shall have the right, from time to time or at any time prior to the Closing, at Purchaser's sole cost and expense, to obtain an environmental study of the Premises to determine the existence of any Hazardous Material. Purchaser or Purchaser's representatives shall be permitted to conduct such tests as Purchaser or Purchaser's representatives may deem appropriate and shall be entitled to access to the Premises for such purposes upon reasonable advance oral notice, provided that reasonable precautions shall be taken to avoid disturbing the operations at the Property. Purchaser shall pay all costs incurred in making such studies and shall indemnify, defend and hold Seller harmless from any loss incurred by Seller resulting from any damage or personal injury incurred in connection therewith (provided that such indemnity shall not encompass any liability arising out of the presence or existence of hazardous substances discovered during the course of such studies). The indemnification provisions of this Section 16 shall survive the Closing.

               16.  Default.  Subject to Section 8E hereof, if Seller is
                    -------
     unable to convey title to the Premises in accordance with the terms of this Agreement, or in the event Seller fails to comply with any provisions of this Agreement, then Purchaser shall have all legal rights and remedies available at law or in equity by reason of Seller's default, including, without limitation, the right to obtain specific performance of Seller's obligations hereunder and/or injunctive relief.

               17.  Indemnification.  (a)  Seller hereby agrees to defend,
                    ---------------
     indemnify and hold Purchaser harmless from and against all losses, damages, costs and expenses, including, without limitation, legal fees and disbursements, incurred by Purchaser subsequent to the date of this Agreement by reason of any claims made against Seller or others relating to the Premises and arising from acts, occurrences or matters that took place or were claimed to have taken place prior to the Closing hereunder. The provisions of this Section 18 shall survive the Closing.

               (b) Purchaser hereby agrees to defend, indemnify and hold Seller harmless from and against all losses, damages, costs and expenses, including, without limitation, legal fees and disbursements, incurred by Seller subsequent to the date of this Agreement by reason of any claims made against Purchaser or others relating to the Premises and arising from acts, occurrences or matters that took place or were claimed to have taken place after the Closing hereunder. The provisions of this Section 18 shall survive the Closing.

               18.  Non Liability.  Seller agrees that neither the
                    -------------
     partners, directors, officers, employees nor agents of Purchaser have any personal obligation hereunder, and that Seller shall not seek to assert any claim or enforce any rights hereunder against such partners, directors, officers, employees, or agents of Purchaser.

               19.  Notices.  All notices, demands or requests made
                    -------
     pursuant to, under or by virtue of this Agreement must be in writing and mailed to the party to which the notice, demand or request is being made by certified or registered mail, return receipt requested, or by overnight express hand delivery, or by facsimile transmission provided telephonic confirmation of receipt is obtained promptly after receipt of transmission, as follows:

               if to Purchaser:

               CUC Real Estate Holdings, Inc.
               707 Summer Street
               Stamford, CT  06901
               Attention:  Amy N. Lipton, Esq.
               Facsimile:  (203) 348-1982

               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY  10153
               Attention:  Howard Chatzinoff, Esq.
                    and Elliot L. Hurwitz, Esq.
               Facsimile:  (212) 310-8007

               if to Seller:

               c/o Davidson & Associates, Inc.
               19840 Pioneer Avenue
               Torrance, CA  90503
               Attention:  Robert M. Davidson
               Facsimile:  (310) 793-0601

               with a copy to:

               Gibson, Dunn & Crutcher
               333 South Grand Avenue, 48th Floor
               Los Angeles, CA  90071
               Attention:  Peter F. Ziegler, Esq.
               Facsimile:  (213) 229-7520

     or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Notices hereunder may be given by a party or such party's attorneys named above.

               20.  Entire Agreement.  This Agreement contains all of the
                    ----------------
     terms agreed upon between the parties with respect to the subject matter hereof.

               21.  Amendments.  This Agreement may not be changed,
                    ----------
     modified or terminated, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.

               22.  Waiver.  No waiver by either party of any failure or
                    ------
     refusal to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

               23.  Successors and Assigns.  The stipulations aforesaid
                    ----------------------
     shall inure to the benefit of, and shall bind, the heirs, executors, administrators, successors and assigns of the respective parties.

               24.  Paragraph Headings.  The headings of the various
                    ------------------
     paragraphs of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, explore or restrict any of the provisions of this Agreement.

               26.  No Third Party Rights.  Subject to Section 24 hereof,
                    ---------------------
     nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than the parties hereto any right, remedy or claim under or by reason of this agreement. All terms and conditions of this Agreement shall be for the sole and exclusive benefit of the parties hereto.

               27.  Governing Law.  This Agreement shall be governed by the
                    -------------
     laws of the State of New York.

               28.  Restrictions on Assignment.  This Agreement may not be
                    --------------------------
     assigned by Purchaser or Seller without the prior written consent of the other which may be withheld in the sole and absolute discretion of either party; provided, however, Purchaser shall have the right to assign this Agreement without the consent of Seller to a wholly-owned subsidiary of Purchaser and Purchaser may designate a subsidiary or affiliate to accept title to the Premises at Closing.

               29.  Time of the Essence.  Time is of the essence for all
                    -------------------
     time periods specified in this Agreement.

               30.  Counterparts.  This Agreement may be executed in any
                    ------------
     number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument.

               31.  Separability.  Except as herein otherwise expressly
                    ------------
     provided, no waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained.

               32.  Termination.  This Agreement shall terminate upon the
                    -----------
     termination of the Merger Agreement.

               IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                   SELLER:
                                   ------

                                   /s/ Robert M. Davidson
                                   ----------------------------------------
                                   Robert M. Davidson


                                   /s/ Janice G. Davidson
                                   ----------------------------------------
                                   Janice G. Davidson



                                   PURCHASER:
                                   ---------

                                   CUC REAL ESTATE HOLDINGS, INC.



                                   By: /s/ E. Kirk Shelton
                                      -------------------------------------
                                      Name: E. Kirk Shelton
                                      Title: Vice-President



































     NYFS01...:\01\39801\0023\1526\AGR2286A.54F

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                        [ATTACH LEGAL FROM TITLE POLICY]

                                   EXHIBIT "B"

                                      DEED
                                ---------------------
                      [TO BE PREPARED BY SELLER'S COUNSEL]

                                   EXHIBIT "C"


                                  BILL OF SALE
                                  ------------

                                   EXHIBIT "D"

                       ASSIGNMENT AND ASSUMPTION OF LEASE

                                   EXHIBIT "E"

                                      LEASE
                       ---------------------------------------

                                   EXHIBIT "F"

                                    CONTRACTS
                                    ---------

                                      NONE